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Exhibit 3.5

ARTICLES OF INCORPORATION

of

CROSLEY MOTORS, INC.

        The undersigned, a majority of whom are citizens of the United States, desiring to form a corporation for profit under the General Corporation Act of Ohio, do hereby certify:

        FIRST: The name of said corporation shall be Crosley Motors, Inc.

        SECOND: The place in the State of Ohio where its principal office is to be located is the City of Cincinnati, Hamilton County.

        THIRD: The purpose or purposes for which it is formed are:

          (a)   To manufacture, assemble, buy, sell and deal in automobiles, trucks, and other motor vehicles, and engines, parts, accessories and supplies therefor.

          (b)   To manufacture, purchase or otherwise acquire, sell, assign and transfer, exchange or otherwise dispose of, and to invest, trade, deal in or deal with goods, wares and merchandise and personal property of every class and description.

          (c)   To purchase, acquire, hold, mortgage, pledge, hypothecate, loan money upon, exchange, sell, and otherwise deal in personal property and real property of every kind, character and description whatsoever and wheresoever situated, and any interest therein.

          (d)   To acquire by purchase, subscription, underwriting, participation in syndicates, or otherwise, and to hold, own, sell, exchange, pledge, hypothecate or otherwise dispose of, shares of stock, bonds, mortgages, debentures, trust receipts, participation certificates, certificates of beneficial interest, notes and other securities, obligations, contracts, choses in action and evidences of indebtedness generally, or interests therein, of corporations, associations, firms, trusts, governments, states, colonies, municipalities, and other organizations or persons; to receive, collect and dispose of interest, dividends and income upon, of or from, and to exercise any and all rights and privileges of individual ownership or interest in any of the foregoing, including the right to vote thereon for any and all purposes, and as to any and all acts and things for the preservation, protection, improvement and enhancement in value thereof and to endorse or guarantee the same or become surety in respect thereof, and to aid by loan, subsidy, guarantee or otherwise, those issuing, selling, creating or responsible for the same. The corporation may purchase, hold, sell, and reissue any of its shares and to the extent that the authority to do the same may be granted under these Articles the Board of Directors shall have power to do all said acts, without any action by shareholders.

          (e)   To apply for, obtain, purchase, take licenses in respect of or otherwise acquire, and to hold, own, use, grant licenses in respect of, manufacture under, sell, assign, mortgage, pledge or otherwise dispose of: any and all inventions, devices, processes and any improvements and modifications thereof; and any and all letters patent of the United States or of any other country, state, territory, or locality, and all rights connected therewith or appertaining thereunto; any and all copyrights granted by the United States or any other country, state, territory, or locality; and any and all trade marks, trade names, trade symbols and other indications or origin and ownership granted by or recognized under the laws of the United States or of any other country, state, territory or locality.

          (f)    To acquire all or any part of the goodwill, rights, property and business of any corporation, association, partnership, firm, trustee, syndicate, combination, organization, other entity, or individual, domestic or foreign, heretofore or hereafter engaged in any business, similar to the business of the corporation or otherwise, and to pay for the same in cash or in shares or obligations of the corporation or otherwise, and to hold, utilize, enjoy and in any manner dispose of the whole or any part of the rights and property so acquired, and to assume in connection therewith any liabilities of any such corporation, association, partnership, firm, trustee, syndicate, combination, organization, individual or other entity, domestic or foreign, and to conduct in the State of Ohio and/or in any other state, territory, locality or country the whole or any part of the business thus acquired, provided such business is not prohibited by the laws of the State of Ohio.

        Each purpose specified in any clause or paragraph contained in this Article Third shall be deemed to be independent of all other purposes herein specified and shall not be limited or restricted by reference to or inference from the terms of any other clause or paragraph of these Articles of Incorporation.

        The corporation reserves the right, at any time and from time to time, substantially to change its purposes, in the manner now or hereafter permitted by statute. Any change of the purposes of the corporation, authorized or approved by the holders of shares entitling them to exercise the proportion of the voting power of the corporation now or hereafter required by statute, shall be binding and conclusive upon every shareholder of the corporation as fully as if such shareholder had voted therefor; and no shareholder, notwithstanding that he may have voted against such change of purposes or may have objected in writing thereto, shall be entitled to payment of the fair cash value of his shares.

        FOURTH: The maximum number of shares which the corporation is authorized to have outstanding is six hundred thousand (600,000) shares, without par value, designated as common stock.

        Shares without par value may be issued pursuant to subscriptions taken by the incorporators for such amount of consideration as may be specified by the incorporators, and after organization, shares without par value now or hereafter authorized may be issued or agreed to be issued from time to time for such amount or amounts of consideration as may be fixed from time to time by the Board of Directors. The Board of Directors in its discretion may fix different amounts and/or kinds of consideration for the issuance of shares without par value, whether issued at the same or different times, and may determine that only a part or proportion of the amount or amounts of consideration which shall be received by the corporation shall be stated capital. Any and all shares without par value so issued, the consideration for which, as fixed by the incorporators or by the Board of Directors, has been paid or delivered, shall be fully paid and non-assessable.

        FIFTH: The amount of capital with which the corporation will begin business is One Thousand Dollars ($1,000).

        SIXTH: The Board of Directors is hereby authorized to fix and determine and to vary the amount of working capital of the corporation, to determine whether any, and, if any, what part of its surplus, however created or arising, shall be used or disposed of or declared in dividends or paid to shareholders, and, without action by the shareholders, to use and apply such surplus, or any part thereof, at any time or from time to time in the purchase or acquisition of shares of any class, voting trust certificates for shares, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness of the corporation or other securities of the corporation, to such extent or amount and in such manner and upon such terms as the Board of Directors shall deem expedient.

        SEVENTH: No holder of shares of the corporation of any class shall be entitled as such, as a matter of right, to subscribe for or purchase shares of any class, now or hereafter authorized, or to purchase or subscribe for, securities convertible into or exchangeable for shares of the corporation or to which shall be attached or appertain any warrants or rights entitling the holder thereof to subscribe for or purchase shares, except such rights of subscription or purchase, if any, at such price or prices and upon such terms and conditions as the Board of Directors in its discretion from time to time may determine.

        EIGHTH: Notwithstanding any provision of the General Code of Ohio, now or hereafter in force, requiring for any purpose the vote or consent of the holders of shares entitling them to exercise two-thirds or any other proportion of the voting power of the corporation or of any class or classes of shares thereof, such action, unless otherwise expressly required by statute, may be taken by the vote or consent of the holders of shares entitling them to exercise a majority of the voting power of the corporation or of such class or classes.

        NINTH: Every statute of the State of Ohio hereafter enacted, whereby the rights or privileges of shareholders of a corporation organized under the General Corporation Act of said State are increased, diminished or in any way affected, or whereby effect is given to any action authorized, ratified or approved by less than all the shareholders of any such corporation, shall apply to this corporation and shall be binding upon every shareholder thereof to the same extent as if such statute had been in force at the date of the filing of these Articles of Incorporation.

        TENTH: A director of this corporation shall not be disqualified by his office from dealing or contracting with the corporation as a vendor, purchaser, employee, agent, or otherwise; nor shall any transaction or contract or act of this corporation be void or voidable or in any way affected or invalidated by reason of the fact that any director or any firm of which any director is a member or any corporation of which any director is a shareholder or director is in any way interested in such transaction or contract or act, provided the fact that such director or such firm or such corporation is so interested shall be disclosed or shall be known to the Board of Directors or such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction or act shall be taken; nor shall any such director be accountable or responsible to the corporation for or in respect to any such transaction or contract or act of this corporation or for any gains or profits realized by him by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder or director is interested in such transaction or contract or act; and any such director may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize or take action in respect to any such contract or transaction or act, and may vote thereat to authorize, ratify or approve any such contract or transaction or act, with like force and effect as if he or any firm of which he is a member or any corporation of which he is a shareholder or director were not interested in such transaction or contract or act.

        IN WITNESS WHEREOF, we have hereunto set our hands this 3rd day of August 1945.

/s/ WALTER M. SHOHL
/s/ RICHARD W. TODD
/s/ MARIE E. DONNELLY Incorporators
STATE OF OHIO	)
	)	SS:
COUNTY OF HAMILTON	)

        Personally appeared before me, the undersigned, a Notary Public in and for said county, this 3rd day of August, 1945, the above named Walter M. Shohl, Richard W. Todd and Marie E. Donnelly, each of whom acknowledged the signing of the foregoing Articles of Incorporation to be his free act and deed for the uses and purposes therein mentioned.

        WITNESS my hand and official seal on the day and year last aforesaid.

/s/ FRANCES C. LACKNER
Notary Public, Hamilton County, Ohio

AMENDMENT

OF ARTICLES OF INCORPORATION

OF CROSLEY MOTORS, INC.

        Lewis M. Crosley, Vice President and Stanley E. Kess, Assistant Secretary of Crosley Motors, Inc., an Ohio corporation with its principal office located at Cincinnati, Ohio, do hereby certify that a meeting of the holders of the shares of said corporation entitling them to vote on the proposal to amend the articles of incorporation thereof, as contained in the following resolution, was duly called and held on the 9th day of November, 1949, at which meeting a quorum of such shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation on such proposal* the following resolution was adopted to amend the articles:

        RESOLVED, that, since Crosley Motors, Inc. is authorized to issue six hundred thousand (600,000) shares of common stock without par value, of which 569,254 shares are now issued and outstanding at a stated value of $6.00 per share and 30,746 shares are unissued and it is desired to change all of said common stock without par value into an equal number of shares of common stock with a par value of $6.00 per share, without changing the stated capital of the corporation which is now $3,435,524;

        THEREFORE, said 569,254 shares of the issued and outstanding common stock without par value shall be, and the same hereby are, changed into 569,254 shares of common stock with a par value of $6.00 per share; and said 30,746 shares of unissued common stock shall be, and the same hereby are, changed into 30,746 shares of unissued common stock with a par value of $6.00 per share; and

        RESOLVED FURTHER, that, in order to effectuate said change from common stock without par value into common stock with a par value of $6.00 per share, the Articles of Incorporation of Crosley Motors, Inc. shall be, and the same hereby are, amended by striking out in its entirety Article Fourth thereof and substituting therefore the following new Article Fourth:

  "Fourth: The maximum number of shares which the Corporation is authorized to have outstanding is six hundred thousand (600,000) shares with a par value of $6.00 each, designated as common stock."

        RESOLVED FURTHER, that the President or the Vice President and the Secretary or an Assistant Secretary of the Corporation shall be, and they hereby are, authorized and directed to execute and file in the Office of the Secretary of State of Ohio a Certificate of Amendment embodying the above amendment to the Articles of Incorporation of Crosley Motors, Inc., and to execute and deliver any other instrument deemed necessary or appropriate to carry out the intent and purpose of the foregoing resolutions.

        IN WITNESS WHEREOF, said Lewis M. Crosley, Vice President and Stanley E. Kess, Assistant Secretary, of Crosley Motors, Inc., acting for and on behalf of said corporation, have hereunto subscribed their names and caused the seal of said corporation to be hereunto fixed this 10th day of November, 1949.

By:	/s/ LEWIS M. CROSLEY Lewis M. Crosley, Vice President
By:	/s/ STANLEY E. KESS Stanley E. Kess, Assistant Secretary

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

CROSLEY MOTORS, INC.

        Lewis M. Crosley, Vice-President, and Frank W. Knowlton, Secretary, of CROSLEY MOTORS, INC., an Ohio corporation with its principal office located at Cincinnati, Ohio, DO HEREBY CERTIFY that a meeting of the holders of shares of said Corporation entitling them to vote on the proposal to amend the Articles of Incorporation thereof, as contained in the following resolutions, was duly called and held on the 12th day of December, 1952, at which a quorum of such shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitled under the Articles of Incorporation, as heretofore amended, to exercise a majority of the voting power of the Corporation on such proposal, to wit, the holders of a majority of the outstanding shares of Common Stock, being the only class of shares outstanding, such vote being the vote required under the Articles of Incorporation to adopt such proposal, the following resolution was adopted to amend the Articles:

        RESOLVED, that the Articles of Incorporation, as heretofore amended, of Crosley Motors, Inc., be and hereby are amended as follows:

  •
  (1) The par value of the shares of Common Stock of the Corporation, both issued and unissued, is hereby increased from $6 per share to $10 per share and each 20 shares of the issued shares of Common Stock of the par value of $6 per share are hereby changed into one share of Common Stock of the par value of $10 per share, so that hereafter the authorized number of shares of Common Stock shall be 600,000 shares of the par value of $10 per share, out of which 28,462.7 shares are issued; and (2) a new class of 2,716 shares of Convertible Preferred Stock of the par value of $1,000 per share is hereby authorized.

  •
  The number and class of issued shares being so changed by this Amendment are 569,254 shares of Common Stock, par value $6 per share, and the number and class of issued shares into which they are being so changed by this Amendment are 28,462.70 full-paid and non-assessable shares of Common Stock, par value $10 per share.

  •
  Upon this Amendment becoming effective, each Common Stock certificate shall automatically represent 1/20th the number of shares previously represented thereby, and all such shares shall be and become and hereby are changed into shares of the par value of $10 per share, rather than shares of the par value of $6 per share. Upon the surrender of certificates for Common Stock of the par value of $6 per share of the Corporation, the Corporation will issue to the respective holders thereof certificates representing the appropriate full number, or fraction, of shares of Common Stock of the par value of $10 per share.

  •
  In conformity with the foregoing, Article Fourth of the Company's Articles of Incorporation, as amended, shall henceforth be and read as follows:

    "Fourth: The maximum number of shares which the Corporation is authorized to have outstanding is Six hundred two thousand seven hundred sixteen (602,716), of which Two thousand seven hundred sixteen (2,716) shares of the par value of One thousand Dollars ($1,000) each shall be classified as Convertible Preferred Stock and Six hundred thousand (600,000) shares of the par value of Ten Dollars ($10) each shall be classified as Common

    Stock, and the designations and express terms and provisions of the shares of Convertible Preferred Stock and Common Stock are as follows:

  •
  The holders of Convertible Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of any funds legally available for the purpose, cumulative cash dividends at the rate of three percent (3%) per annum and no more, payable quarter-yearly, on the first days of January, April, July and October in each year, to stockholders of record on the respective dates, not exceeding forty-five days preceding such dividend payment dates, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend. Such dividends on the Convertible Preferred Stock shall be payable before any cash dividends on the Common Stock shall be paid or set apart for payment and shall be cumulative from and after the 13th day of December, 1952.*

  •
  So long as any of the Convertible Preferred Stock remains outstanding no dividend whatever shall be paid or declared, nor any distribution be made, on the Common Stock, other than a dividend payable in Common Stock, nor shall any shares of Common Stock be acquired for a consideration by the Corporation:

  •
  unless all dividends on the Convertible Preferred Stock accrued for all past quarter-yearly dividend periods shall have been paid and the full dividends thereon for the then current quarter-yearly dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart; and

  •
  unless all amounts theretofore required to be set aside for the sinking fund hereinafter provided shall have been set aside.

        Subject to the foregoing provisions with respect to the Convertible Preferred Stock, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of funds legally available therefor, and the Convertible Preferred Stock shall not be entitled to participate in any such dividends, whether payable in cash, stock or otherwise.

  •
  So long as any shares of the Convertible Preferred Stock remain outstanding, there shall be set aside as a sinking fund, annually on or before October 31 of each year commencing with 1953, out of earnings of the Corporation for the twelve-month period ending the preceding July 31, an amount in cash sufficient to redeem at the redemption price hereinafter provided a number of shares of Convertible Preferred Stock (to the nearest full share) determined by dividing the sum of (a) the number of shares of such stock outstanding on the preceding October 15 and (b) the number of shares of such stock purchased for retirement or redeemed other than through said sinking fund and not theretofore credited against said sinking fund requirement by the number of years between such October 31 and October 31, 1965. Against such cash sinking fund requirement for any year the Corporation may credit itself with the redemption price of shares of Convertible Preferred Stock which the Corporation may have purchased for retirement or redeemed other than through said sinking fund. Monies set aside for the sinking fund as aforesaid shall be applied to the redemption of shares of Convertible Preferred Stock on the following December 1. Anything herein to the contrary notwithstanding, the Corporation shall be obligated to set aside in cash the annual sinking fund requirement only to the extent that earnings of the Corporation are available therefor, provided, however, that if in any year the Corporation does not set aside in cash the full annual sinking fund requirement for such year the amount of the deficiency shall be added to the sinking fund requirement for the next succeeding year. For the purpose of this paragraph the term "earnings" of the Corporation shall mean its earnings after deduction of all charges of a proper character, including income and profits taxes and dividends accrued during the particular year on the Convertible Preferred Stock, all determined in accordance with accepted accounting practice. All shares of Convertible

    Preferred Stock purchased or redeemed by the Corporation for or through the sinking fund shall be retired and shall not thereafter be issued.

  •
  The Corporation at the option of the Board of Directors may redeem the whole or any part of the Convertible Preferred Stock at any time outstanding, at any time, or from time to time, upon notice duly given as hereinafter specified, at the redemption price of $1,000 per share together with a sum computed at the annual rate of $30 per share on the shares to be redeemed from and after December 13, 1952* to and including the date fixed for such redemption, less the aggregate of the dividends paid thereon prior to such redemption date, but computed without interest.

        Notice of every such redemption shall be mailed at least thirty days prior to the date fixed for such redemption to the holders of record of the shares so to be redeemed at their respective addresses as the same shall appear on the books of the Corporation.

        In case of redemption of a part only of the Convertible Preferred Stock at the time outstanding, the redemption may be either pro rata or by lot. The Board of Directors shall have full power and authority to prescribe the manner in which the drawings by lot or the pro rata redemption shall be conducted and, subject to the provisions herein contained, the terms and conditions upon which the Convertible Preferred Stock shall be redeemed from time to time.

        If such notice of redemption shall have been duly mailed as aforesaid, and if, on or before the redemption date specified therein, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares so called for redemption shall no longer be deemed outstanding on and after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on redemption thereof, without interest.

        If such notice of redemption shall have been duly mailed as aforesaid and if on or before the redemption date specified therein the funds necessary for such redemption shall have been deposited by the Corporation with a bank or trust company in good standing, designated in such notice, organized under the laws of the United States of America or of the State of Ohio, doing business in the City of Cincinnati, having a capital surplus and undivided profits aggregating at least $5,000,000 according to its last published statement of condition, in trust for the pro rata benefit of the holders of the shares so called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit all shares of the Convertible Preferred Stock so called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest. Any interest accrued on such funds shall be paid to the Corporation from time to time.

        Any funds so set aside or deposited, as the case may be, and unclaimed at the end of six years from such redemption date shall, at the request of the Corporation, be released or repaid to the Corporation, after which the holders of the shares so called for redemption shall look only to the Corporation for payment thereof.

        Shares of the Convertible Preferred Stock so redeemed shall not be reissued.

  •
  In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Convertible Preferred Stock shall be entitled to be paid an amount equal to the par value thereof plus all unpaid and accrued dividends thereon before any sum shall be paid to or any assets distributed among the holders of the Common Stock. If such payments shall have been made in full to the holders of the Convertible Preferred Stock, the remaining assets of the Corporation shall be distributed among the holders of the Common Stock, pro rata in accordance with their respective holdings.

  •
  Subject to the provisions for adjustment hereinafter set forth, each share of the Convertible Preferred Stock shall be convertible at the option of the holder thereof upon surrender to the Corporation, or to any Transfer Agent of the Corporation, of the certificate for the share so to be converted into full-paid and non-assessable shares of the Common Stock of the Corporation, at the price (taking the shares of Convertible Preferred Stock at $1,000 per share) of $10 per share of Common Stock. The then applicable price above mentioned at which shares of Common Stock shall be issuable upon conversion of shares of Convertible Preferred Stock is hereinafter referred to as the "conversion price" of the shares of Convertible Preferred Stock. Upon conversion of any shares of Convertible Preferred Stock, no allowance or adjustment shall be made for dividends on either class of stock.

  •
  The conversion price shall be subject to adjustment from time to time (i) in the event of the issue of any shares of Common Stock, whether as a dividend or otherwise (other than shares issued to officers or other employees of the Corporation or any of its subsidiaries pursuant to options heretofore or hereafter granted to them upon an aggregate of not exceeding 10% of the maximum number of shares of Common Stock at any time hereafter outstanding, and other than shares issued upon conversion of shares of Convertible Preferred Stock, and not including the sale or other disposition of shares in the treasury of the Corporation) for a consideration per share less than the then prevailing conversion price for the shares of Convertible Preferred Stock, or (ii) in the event that the Corporation issues any class of stock or other securities, whether as a dividend or otherwise (other than shares in the treasury of the Corporation), convertible into Common Stock at a conversion price less than the then prevailing conversion price for shares of Convertible Preferred Stock, or issues any options or warrants (other than options heretofore or hereafter granted to officers or other employees of the Corporation or any of its subsidiaries upon an aggregate of not exceeding 10% of the maximum number of shares of Common Stock at any time hereafter outstanding) entitling the holders to purchase Common Stock (other than shares in the treasury of the Corporation) at a price less than the then prevailing conversion price for shares of Convertible Preferred Stock, or (iii) in the event that the Corporation shall at any time split up, combine or otherwise reclassify the Common Stock, or (iv) in the event the Corporation shall take any other action with respect to the Common Stock, whether by way of merger, consolidation or otherwise, other than declaration or payment of any cash dividend or dividends thereon, which, in the opinion of the Board of Directors of the Corporation, would affect adversely the conversion price, provided that, in the event of any adjustment pursuant to (ii) above, upon the termination of the conversion right of any such convertible stock or other security or the expiration of any such option or warrant, such adjustment shall be reversed with respect to any such stock or other securities not so converted or any such options or warrants not exercised. In every such case the Board of Directors of the Corporation shall appoint a firm of independent public accountants (which may be the firm that regularly examines the financial statements of the Corporation) which shall give their opinion as to the adjustment, if any, of the conversion price required to preserve to the holders of shares of Convertible Preferred Stock a conversion price substantially proportionate to the conversion price existing prior to such event, and the conversion price shall be forthwith adjusted in accordance with such opinion, which shall be conclusive, and such adjusted conversion price shall be furnished to the Transfer Agent and, upon request, to any holder of shares of Convertible Preferred Stock. In giving such opinions such accountants shall rely upon any findings of the Board of Directors as to values, the opinion of the Board of Directors given pursuant to clause (iv) of this paragraph, and upon the opinion of counsel, who may be counsel for the Corporation, as to any matters of law.

  •
  In lieu of fractions of shares of stock issuable upon conversion of Convertible Preferred Stock, the Corporation shall issue fractional script certificates, in bearer form, calculated to the nearest 1/1000th of a share, which shall not entitle the bearer to vote or to receive dividends or to any rights of a shareholder, but which shall be exchangeable for certificates for full shares of the stock of the Corporation called for thereby, at any time on or before December 31 in the third calendar year after the date of issue of such scrip, when surrendered with other fractional scrip certificates in sufficient aggregate amount. After such date the Corporation will either sell for the account of the holders of such outstanding scrip certificates the number of full shares represented thereby, or will deposit with the Transfer Agent the market price of such full shares and thereafter at any time, within the next three years holders of such scrip certificates may receive their pro rata share of the proceeds of such sale or of such deposit, after which date such scrip shall become void.

  •
  The Corporation shall at all times reserve and keep available out of its authorized but unissued stock, the full number of shares of stock into which all shares of Convertible Preferred Stock from time to time outstanding are convertible.

  •
  Except as specifically provided by statute, all voting rights in the Corporation shall be vested exclusively in the holders of the Common Stock who shall be entitled, in the case of a holder of full shares, to one vote for each share of Common Stock held and, in the case of holders of a fraction of a share, to a fraction of a vote equivalent to the fraction of a share held, and the holders of Convertible Preferred Stock shall have no right to vote at, or to participate in, any meeting of the stockholders of the Corporation or to receive any notice of such meeting", provided, however, that no amendment of the Articles of Incorporation which authorizes a new class of shares having rights as to dividends or upon liquidation on a parity with or senior to the Convertible Preferred Stock shall be adopted without the vote or the written consent of the holders of at least two-thirds of the Convertible Preferred Stock at the time outstanding.

        and further

        RESOLVED, that the President or a Vice-President and the Secretary or an Assistant Secretary of this Corporation be and hereby are authorized and directed to file with the Secretary of State of the State of Ohio a certificate of the foregoing amendment.

        IN WITNESS WHEREOF, said Lewis M. Crosley, Vice President, and Frank W. Knowlton, Secretary, of Crosley Motors, Inc., acting for and on behalf of said Corporation, have hereunto subscribed their names and caused the seal of said Corporation to be hereunto affixed this 12th day of December, 1952.

By	/s/ LEWIS M. CROSLEY Vice President
By	/s/ FRANK W. KNOWLTON Secretary

CERTIFICATE OF AMENDMENT

to

ARTICLES OF INCORPORATION

of

AEROJET-GENERAL CORPORATION

        Dan A. Kimball, President and F. W. Knowlton, Secretary of Aerojet-General Corporation, an Ohio corporation, with its principal office located at Cincinnati, Ohio, do hereby certify that a meeting of the holders of shares of said corporation entitled to vote on the proposal to amend the Articles of Incorporation thereof, as contained in the following resolutions, was duly called and held on the 30th day of March, 1955, at which meeting a quorum of such shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitled under the Articles of Incorporation, as heretofore amended, to exercise two-thirds of the voting power of the corporation on such proposal, to-wit, the holders of two-thirds of the outstanding shares of Common Stock, the following resolutions were adopted to amend the Articles of Incorporation, as heretofore amended, of said Corporation:

    RESOLVED that the Articles of Incorporation, as heretofore amended, of Aerojet-General Corporation, be amended by changing ARTICLE II thereof to read as follows:

  "ARTICLE II. The place in the State of Ohio where its principal office is to be located is Akron, Summit County."

  and further

    RESOLVED that the President or a Vice President and the Secretary or an Assistant Secretary of this Company be and they hereby are authorized and directed to execute and file with the Secretary of State of the State of Ohio a Certificate of Amendment to the Articles of Incorporation of the Company setting forth the foregoing resolution.

        IN WITNESS WHEREOF, said Dan A. Kimball, President and F. W. Knowlton, Secretary of Aerojet-General Corporation, acting for and on behalf of said Corporation, have hereunto subscribed their names and caused the seal of said Corporation to be hereunto affixed this 30th day of March, 1955.

By:	/s/ DAN A. KIMBALL President
By:	/s/ F.W. KNOWLTON Secretary

CERTIFICATE OF AMENDMENT

to

ARTICLES OF INCORPORATION

of

AEROJET-GENERAL CORPORATION

        D.A. Kimball, President, and F. W. Knowlton, Assistant Secretary, of Aerojet-General Corporation, an Ohio corporation, with its principal office located at Akron, Ohio, DO HEREBY CERTIFY that a meeting of the holders of shares of said Corporation entitling them to vote on the proposal to amend the Articles of Incorporation thereof, as contained in the following resolutions, was duly called and held on the 26th day of March, 1958, at which a quorum of such shareholders was present in person or by proxy, and by the affirmative vote of holders of shares entitled under the Articles of Incorporation to exercise at least a majority of the voting power of the Corporation on such proposal, to-wit, holders of at least a majority of the outstanding shares of Common Stock, being the only class of shares outstanding entitled to vote thereon, the following resolutions were adopted to amend the Articles:

        RESOLVED that the Articles of Incorporation, as heretofore amended, of Aerojet-General Corporation be and hereby are amended as follows:

          (1)   The authorized number and par value of the shares of Common Stock of the Corporation are hereby changed from 1,200,000 shares of the par value of $10.00 per share to 12,000,000 shares of the par value of $1.00 per share; and in conformity therewith the first paragraph of Article IV of the Articles of Incorporation, as heretofore amended, of the Corporation, is hereby amended to read as follows:

            "ARTICLE IV: The maximum number of shares which the Corporation is authorized to have outstanding is Twelve Million One Thousand Five Hundred Seventy-one (12,001,571), of which One Thousand Five Hundred Seventy-one (1,571) shares of the par value of One Thousand Dollars ($1000) each shall be classified as Convertible Preferred Stock, and Twelve Million (12,000,000) shares of the par value of One Dollar ($1.00) each shall be classified as Common Stock, and the designations and express terms and provisions of the shares of Convertible Preferred Sto ck and Common Stock are as follows:"

          (2)   Each issued share of Common Stock of the par value of $10.00 per share of the Corporation is hereby changed into ten shares of Common Stock of the par value of $1.00 per share of the Corporation.

          (3)   Upon this Amendment becoming effective, each certificate which theretofore represented shares of Common Stock of the par value of $10.00 per share of the Corporation shall represent the same number of shares of Common Stock of the par value of $1.00 per share of the Corporation, and each holder of record of the issued shares of Common Stock of this Corporation at the close of business on the date this Amendment becomes effective shall be entitled to receive an additional certificate or certificates representing shares of Common Stock of the Corporation of the par value of $1.00 per share which, together with the certificate or certificates registered in his name which theretofore represented shares of the Common Stock of the par value of $10.00 per share, will represent the number of shares of the Common Stock of the par value of $1.00 per share of the Corporation to which he is entitled as a result of the change of each issued share of the Common Stock of the par value of $10.00 per share into ten issued shares of the Common Stock of the par value of $1.00 per share pursuant to this Amendment.

        and further

        RESOLVED, that the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation be and hereby are authorized and directed to file with the Secretary of State of the State of Ohio a certificate of the foregoing amendment.

        IN WITNESS WHEREOF, said D.A. Kimball, President and F. W. Knowlton, Assistant Secretary of Aerojet-General Corporation, acting for and on behalf of said Corporation, have hereunto subscribed their names and caused the seal of said Corporation to be hereunto affixed this 26th day of March, 1958.

By	/s/ D.A. KIMBALL President
By:	/s/ F.W. KNOWLTON Assistant Secretary

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  Exhibit 3.5
ARTICLES OF INCORPORATION of CROSLEY MOTORS, INC.
AMENDMENT OF ARTICLES OF INCORPORATION OF CROSLEY MOTORS, INC.
CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION OF CROSLEY MOTORS, INC.
CERTIFICATE OF AMENDMENT to ARTICLES OF INCORPORATION of AEROJET-GENERAL CORPORATION
CERTIFICATE OF AMENDMENT to ARTICLES OF INCORPORATION of AEROJET-GENERAL CORPORATION